UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2002
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Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.
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(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Computer Associates Plaza, Islandia, New York	11749
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(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 342-5224

Not Applicable
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(Former name or former address, if changed since last report)

Item 5.   Other Events

On February 22, 2002, Computer Associates International, Inc. ("CA") contacted representatives of the Securities and Exchange Commission's Northeast Regional Office and the U.S. Attorney's Office for the Eastern District of New York in response to media reports indicating that these governmental entities had initiated an inquiry into certain of CA's accounting practices. Based on these contacts, CA was informed, and later confirmed in a call with analysts, investors and media, that both entities have begun a preliminary inquiry relating to questions about its accounting practices. Due to the preliminary stage of these inquiries, however, CA cannot evaluate what impact, if any, they may have on its results of operations and financial condition.

On February 25, 2002, a shareholder lawsuit was filed in the United States District Court for the Eastern District of New York against CA and three of its executive officers, two of whom are directors. The lawsuit alleges, among other things, that the Company made untrue statements of material fact or omitted to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The named individual plaintiff stockholder seeks to represent a class consisting of holders of CA's common stock, call options or put options, although class action status has not yet been certified in this litigation. CA believes that this lawsuit is wholly without merit and intends to contest it vigorously.

On March 1, 2002, Moody's Investor Service lowered the senior unsecured long term rating of CA to Baa2 from Baa1 and confirmed its Prime-2 short term rating. The rating outlook has been changed to negative.

In addition to the historical information presented, this filing contains "forward-looking statements" that involve risks and uncertainties. Actual results could differ materially from those projected or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks and instability associated with changes in the company's business model; risks associated with changes in the way in which the company accounts for license revenue; the difficulty of making financial projections resulting from the significant percentage of CA's quarterly sales consummated in the last few days of the quarter; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; the risks associated with integrating acquired businesses and technologies; the effects of war or acts of terrorism; dependency on large dollar licensing transactions; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; adverse results of litigation; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; and other risks described in filings with the Securities and Exchange Commission, which are available at www.sec.gov. CA assumes no obligation to update the information contained herein, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

Dated: March 4, 2002	By:	/s/ Ira Zar
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Ira Zar
Executive Vice President and
Chief Financial Officer